CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-207427 on Form S-8 of HomeStreet Inc. of our report dated June 16, 2025 appearing in this Annual Report on Form 11-K of HomeStreet Inc. 401(k) Savings Plan for the year ended December 31, 2024.

/s/ Crowe LLP
Houston, Texas
June 16, 2025